UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2017

MEDICAL TRANSCRIPTION BILLING, CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

Item 1.01	Entry into a Material Definitive Agreement

On October 13, 2017, Medical Transcription Billing, Corp. and its wholly owned subsidiary MTBC Acquisition, Corp. (the “Company”) entered into a Loan and Security Agreement (the “Agreement”) with Silicon Valley Bank (“SVB”) whereby the Company secured a $5,000,000 revolving line of credit from SVB (“Facility”).

The interest on the outstanding portion of the Facility will equal the prime rate plus one and three-quarters of one percent (1.75%). The Facility has an annual fee equal to 1% payable at closing and upon each anniversary, and a fee of 0.5% for the unused availability of the line. The Company also issued SVB a warrant exercisable for 125,000 shares of the Company’s common stock.

A portion of the proceeds of the loan will be used to repay the Company’s outstanding revolving line of credit of approximately $500,000 to Opus Bank, at which point the Company will close its credit facility with Opus Bank. The remaining proceeds will be used for the Company’s growth and general working capital purposes.

The Company’s obligations to SVB are secured by substantially all of the Company’s assets.

The foregoing description of the Agreement and related loan documents does not purport to be complete and is qualified entirely by reference to the complete text of such documents, copies of which are attached as exhibits to this Form 8-K and are incorporated herein by reference.

The above description and the loan documents have been included to provide investors and security holders with information regarding the terms thereof. Investors and security holders are not third-party beneficiaries under the credit agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the loan agreement, which subsequent information may or may not be fully reflected in the Company’s disclosures.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Loan and Security Agreement dated as of October 13, 2017 issued by the Company to Silicon Valley Bank

10.2	Warrant to Purchase Common Stock dated as of October 13, 2017 issued by the Company to Silicon Valley Bank

99.1	Press release dated October 13, 2017

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SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: October 16, 2017	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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